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                                                               Exhibit (a)(1)(M)

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock

                                      of

                        Meridian Insurance Group, Inc.
                   (Not to be Used For Signature Guarantees)

   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer (as defined below) (i) if certificates ("Common Share Certificates") evidencing shares of common stock, no par value (the "Common Shares"), of Meridian Insurance Group, Inc., an Indiana corporation (the "Company"), are not immediately available, (ii) if Common Share Certificates and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1. "Terms of the Offer; Expiration Date" of the Supplement (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Amended Letter of Transmittal (PINK) and the Offer to Purchase (as defined below)) and a representation that the shareholder owns the Common Shares, and that the tender of the Common Shares effected thereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, each in the form set forth in this Notice of Guaranteed Delivery. See Section 3. "Procedures for Accepting the Offer and Tendering Common Shares" of the Offer to Purchase, as amended by the Supplement.

                       The Depositary for the Offer is:

                   ChaseMellon Shareholder Services, L.L.C.

        By Mail:             By Overnight Courier             By Hand:
  Post Office Box 3301             Delivery:          120 Broadway, 13th Floor
  South Hackensack, NJ     85 Challenger Road--Mail      New York, NY 10271
          07606                   Drop--Reorg           Attn: Reorganization
  Attn: Reorganization        Ridgefield Park, NJ            Department
       Department                    07660
                             Attn: Reorganization
                                  Department

                                 By Facsimile
                                 Transmission:
                                (201) 296-4293

                             Confirm by Telephone:
                                (201) 296-4860

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Amended Letter of Transmittal (PINK) is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Amended Letter of Transmittal (PINK).

               THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.


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Ladies and Gentlemen:

   The undersigned hereby tenders to Meridian Insurance Group Acquisition Corporation, an Illinois corporation and a wholly owned subsidiary of American Union Insurance Company, an Illinois stock insurance company, which in turn is wholly owned by Gregory M. Shepard and Tracy N. Shepard, upon the terms and subject to the conditions set forth in the Supplement dated September 18, 2000 (the "Supplement") to the Offer to Purchase dated August 31, 2000 (the "Offer to Purchase") and the related Amended Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares specified below pursuant to the guaranteed delivery procedure described in Section 3. "Procedures for Accepting the Offer and Tendering Common Shares" of the Offer to Purchase, as amended by the Supplement.

Number of Shares: ___________________

                                          _____________________________________

Certificate Nos. (If Available):

_____________________________________     _____________________________________
                                          Signature(s) of Holder(s)


                                          Dated:            , 2000

_____________________________________
[_]Check box if Shares will be            Name(s) of Holders:
   delivered by book-entry transfer


                                          _____________________________________
Account No. _________________________

                                          _____________________________________
                                          Please Type or Print

                                          _____________________________________
                                          Address

                                          _____________________________________
                                          Zip Code

                                          _____________________________________
                                          Area Code and Telephone No.

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               THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                  GUARANTEE

                  (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution") hereby (a) represents that the above named person(s) "own(s)" the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that the tender of Common Shares effected hereby complies with Rule 14e-4, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of Common Share Certificates tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Common Shares into the account maintained by the Depositary at The Depositary Trust Company in each case with delivery of a properly completed and duly executed Amended Letter of Transmittal (PINK) (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 3. "Procedures for Accepting the Offer and Tendering Common Shares" of the Offer to Purchase, as amended by the Supplement), and any other documents required by the Amended Letter of Transmittal, within three (3) National Association of Securities Dealers, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Amended Letter of Transmittal and the Common Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase, as amended by the Supplement.

                               (PLEASE PRINT)

 Name: _____________________________________________________________________

 Address: __________________________________________________________________
                                                                  (Zip Code)
 AUTHORIZED SIGNATURE: _____________________________________________________

 Name: _____________________________________________________________________

 ___________________________________________________________________________

 Title: ____________________________________________________________________

 Daytime Area Code and Tel. No.: ___________________________________________

 Dated: ____________________________________________________________________

 NOTE: DO NOT SEND COMMON SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED
        DELIVERY. COMMON SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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